UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 22, 2022

The Boston Beer Company, Inc.

(Exact name of Registrant as Specified in Its Charter)

Massachusetts	001-14092	04-3284048
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Design Center Place, Suite 850, Boston, MA		02210
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (617) 368-5000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock	SAM	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.  Departure of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As reported in a Current Report on Form 8-K filed by The Boston Beer Company, Inc. (the “Company”) on February 15, 2022, the Compensation Committee (the “Committee”) of the Company’s Board of Directors, at its meeting on February 9, 2022, approved fiscal year 2022 cash bonus opportunity parameters (the “2022 Cash Bonus Plan”) for the Company’s executive officers, including the Company’s “named executive officers” or “NEOs.” These parameters included: (1) company-wide goals for the fiscal year ending December 31, 2022 (the “2022 Company Goals”); (2) the 2022 bonus target for certain executive officers, including the Company’s NEOs, as a percentage of their base salary (the “2022 Bonus Targets”); and (3) a bonus funding scale (the “2022 Bonus Scale”) ranging from 0% to 250% for determining bonus payouts as a percentage of each executive officer’s respective 2022 Bonus Target, based on the Committee’s determination of the Company’s achievement of the 2022 Company Goals. The 2022 Company Goals consist of achieving: (1) certain depletions targets over 2021, which are weighted as 60% of the goals; (2) certain earnings before interest and taxes (“EBIT”) targets, which are weighted as 20% of the goals; and (3) the generation of certain resource efficiency (cost savings) targets, which are weighted as 20% of the goals.

The Committee recently undertook a review of the 2022 Cash Bonus Plan and determined that most of the parameters established in February 2022, including the 2022 Bonus Targets, the 0% to 250% bonus funding range, the depletions, EBIT, and resource efficiency performance components to be measured as 2022 Company Goals, and the relative weightings of such components, remained appropriate. However, the Committee also recognized a disconnect between the performance metrics associated with the mid-range of the 2022 Bonus Scale based on the 2022 Company Goals, as approved at its February 9, 2022 meeting, and the Company’s current full-year 2022 outlook and financial plan. The Committee considered this discrepancy and determined that adjustments to the specific performance target metrics underlying the 2022 Bonus Scale would be appropriate to maintain the retention and performance objectives of the 2022 Cash Bonus Plan for certain executive officers.  Accordingly, on July 22, 2022, the Committee approved a revised 2022 Bonus Scale (the “Revised Bonus Scale”) to align it more closely with the current 2022 Company Goals.

The Revised Bonus Scale will be used in the Committee’s determination of 2022 cash bonus payouts for the Company’s NEOs and other executive officers other than David A. Burwick, the Company’s President and Chief Executive Officer, C. James Koch, the Company’s Chairman, and Samuel A. Calagione, III, the Founder and Brewer of Dogfish Head Brewery. The 2022 Bonus Scale as approved on February 9, 2022 will continue to be used in the Committee’s determination of 2022 cash bonus payouts for Mr. Burwick, Mr. Koch, and Mr. Calagione, each of whom is also serving as a Class B Director.

As reported in the Company’s Form 8-K filed on February 15, 2022, the 2022 bonus payout of each NEO will be determined by the Compensation Committee before March 1, 2023, using the same three-step process that was used to determine prior year bonuses.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

The Boston Beer Company, Inc.

Date: July 28, 2022	By:	/s/ David A. Burwick
Name: David A. Burwick
Title: President & Chief Executive Officer

2